Exhibit 10.1

LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of September 5, 2023, by and among (i) ScanTech AI Systems Inc., a Delaware corporation (“Pubco”), (ii) Mars Acquisition Corp., a Cayman Islands exempted company, the “Purchaser”), and (iii) the undersigned (“Holder”). Any capitalized term used but not otherwise defined in this Agreement shall have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, on or about the date hereof, the Purchaser, ScanTech Identification Beam Systems, LLC, a Delaware limited liability company (together with its successors, the “Company”), Mars Merger Sub I Corp., a Cayman Islands exempted company and a wholly owned subsidiary of Pubco (“Purchaser Merger Sub”), Mars Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco (“Company Merger Sub” and, together with Purchaser Merger Sub, the “Merger Subs”), and Dolan Falconer, in the capacity as the representative from and after the Effective Time for the Company Holders as of immediately prior to the Effective Time (and their successors and assigns), entered into that certain Business Combination Agreement (as amended, supplemented and/or restated from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, among other things, (i) Purchaser Merger Sub shall merge with and into the Purchaser, with the Purchaser continuing as the surviving entity (the “Purchaser Merger”), and, in connection therewith, each Purchaser Ordinary Share issued and outstanding immediately prior to the Effective Time shall be cancelled in exchange for the right of the holder thereof to receive, with respect to each Purchaser Ordinary Share that is not redeemed or converted in the Closing Redemption, one share of Pubco Common Stock; (ii) Company Merger Sub shall merge with and into the Company, with the Company continuing as the surviving entity (the “Company Merger”, and together with the Purchaser Merger, the “Mergers”), and, in connection therewith, (A) the Company Common LLC Units issued and outstanding immediately prior to the Effective Time shall be cancelled in exchange for the right of the holders thereof to receive shares of Pubco Common Stock as set forth therein and (B) any Company Convertible Securities shall be terminated; and (iii) as a result of the Mergers, the Purchaser and the Company each shall become wholly owned subsidiaries of Pubco, and Pubco shall become a publicly traded company (such transactions, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”), all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable Law;

WHEREAS, as of the date hereof, Holder is a Significant Company Holder under the Business Combination Agreement and a holder of securities of the Company in such amounts as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the Business Combination Agreement, and in view of the valuable consideration to be received by Holder thereunder, the parties desire to enter into this Agreement, pursuant to which the Restricted Securities (as defined below) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.             Lock-Up Provisions.

(a)            Subject to the exceptions set forth herein, Holder hereby agrees not to, during the period (the “Lock-Up Period”) commencing from the Closing and ending on the earlier of (i) six (6) months after the date of the Closing and (ii) subsequent to the Closing, (x) if the reported closing price of the Pubco Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 60 days after the Closing, or (y) the date on which Pubco completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Pubco’s stockholders having the right to exchange their Pubco Common Stock for cash, securities or other property: (A) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (C) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (A) or (B) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (A), (B) or (C), a “Transfer”). For purposes hereof, “Restricted Securities” shall mean the Merger Consideration received by Holder in connection with the Transactions (including all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted), but, for the avoidance of doubt, shall exclude (1) any shares of Pubco Common Stock acquired as part of a Transaction Financing and (2) any shares of Pubco Common Stock or other securities convertible into or exercisable or exchangeable for shares of Pubco Common Stock acquired by Holder in open market transactions after the Closing.

(b)           For the avoidance or doubt, the restrictions set forth in Section 1(a) shall not apply to:

(i)            Transfers (A) by gift, will or intestate succession upon the death of Holder, (B) to any Permitted Transferee (as defined below), (C) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union, or (D) to an unaffiliated charity or educational institution;

(ii)           pledges of any Restricted Securities held by such Holder to a financial institution that create a mere security interest in such Restricted Securities pursuant to a bona fide loan or indebtedness transaction so long as such Holder continues to control the exercise of the voting rights of such pledged Restricted Securities as well as any foreclosures on such pledged Restricted Securities;

(iii)          Transfers to Pubco to satisfy tax withholding obligations pursuant to Pubco’s equity incentive plans or arrangements;

(iv)          Transfers to Pubco or the Company pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by Pubco or the Company or forfeiture of such Holder’s Restricted Securities in connection with the termination of such Holder’s service to Pubco or the Company, which Transfers are effectuated in accordance with the terms of such contractual arrangement; and

(iv)          the entry, by Holder, at any time after the Closing, of any trading plan providing for the sale of Purchaser Class A Common Stock by Holder, which trading plan meets the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended, provided, however, that such plan does not provide for, or permit, the sale of any Purchaser Class A Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

provided, however, that in the case of clauses (i) and (ii) above, it shall be a condition to such transfer that the transferee executes and delivers to Pubco an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of any such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: with respect to Holder, (1) if such Holder is an individual, (A) the members of such Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (B) any transferee pursuant to a qualified domestic relations order or by virtue of laws of descent and distribution upon death of such Holder, (C) a partnership, limited liability company or other entity of which such Holder and/or the immediate family of such Holder are the legal and beneficial owner of all of the outstanding equity securities or similar interests, and (D) any trust for the direct or indirect benefit of such Holder or the immediate family of such Holder, (2) if such Holder is a trust, the trustor or beneficiary of such trust or the estate of a beneficiary of such trust, (3) if such Holder is an entity, (x) as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in such Holder upon the liquidation and dissolution of such Holder, and (y) such Holder’s officers or directors or immediate family members of any of such Holder’s officers or directors, and (4) any affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of Holder. Holder further agrees to execute such agreements as may be reasonably requested by Pubco or the Purchaser that are consistent with the foregoing or that are necessary to give further effect thereto.

(c)            If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Pubco may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(d)           During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [ ], 2023, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDER NAMED THEREIN AND CERTAIN OTHER PERSONS, AS THE SAME MAY BE AMENDED, RESTATED, SUPPLEMENTED AND/OR MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH ITS TERMS. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e)           For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of Pubco with respect to the Restricted Securities during the Lock-Up Period, including the right to vote any Restricted Securities, but subject to the terms of the Business Combination Agreement.

2.             Miscellaneous.

(a)            Termination of Business Combination Agreement. Notwithstanding anything to the contrary contained herein, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect upon the earlier of (i) the termination of the Business Combination Agreement pursuant to its terms and (ii) the date on which none of Pubco, the Purchaser or any holder of Restricted Securities has any rights or obligations hereunder.

(b)           Binding Effect; Assignment. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party hereto, except that (i) each of Pubco and the Purchaser may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder, provided, that no such assignment shall relieve the assigning party of its obligations hereunder, and (ii) for the avoidance of doubt, in connection with a transfer of any Restricted Securities in accordance with the terms of this Agreement, any transferee to whom such Restricted Securities are transferred shall thenceforth be entitled to all the rights and be subject to all the obligations under this Agreement.

(c)            Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d)           Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any U.S. state or federal court located in the State of Delaware (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(g). Nothing in this Section 2(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable Law.

(e)            WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(e).

(f)            Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g)           Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service, or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser at or prior to the Closing, to:

Mars Acquisition Corp.
Americas Tower, 1177 Avenue of the Americas
Suite 5100
New York, New York 10036
Attn: Karl Brenza, CEO & CFO
Telephone No.:    (914) 374-0060
E-mail:   kbrenza@verizon.net

with a copy (which will not constitute notice) to:

VCL Law LLP
1945 Old Gallows Road, Suite 630
Vienna, Virginia 22182
Attn:     Fang Liu, Esq.
              Bin Hu Karg, Esq.
Telephone No.: (703) 919-7285
Email:    fliu@vcllegal.com;
              bhkarg@vcllegal.com

If to Pubco at or prior to the Closing, to:

Mars Acquisition Corp.
Americas Tower, 1177 Avenue of the Americas
Suite 5100
New York, New York 10036
Attn: Karl Brenza, CEO & CFO
Telephone No.: (914) 374-0060
E-mail:   kbrenza@verizon.net

with a copy (which will not constitute notice) to:

VCL Law LLP
1945 Old Gallows Road, Suite 630
Vienna, Virginia 22182
Attn:     Fang Liu, Esq.
              Bin Hu Karg, Esq.
Telephone No.:    (703) 919-7285
Email:    fliu@vcllegal.com;
              bhkarg@vcllegal.com

If to Pubco or the Purchaser after the Closing, to:

ScanTech AI Systems Inc.
1735 Enterprise Drive
Buford, Georgia 30518
Attn: Dolan Falconer, President and CEO
Telephone No.: (470) 665-0886
Email:   dfalconer@scantechibs.com

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn:    Stuart Neuhauser, Esq.;
              Jeffrey Rubin, Esq.
Facsimile No.: (212) 370-7889
Email:   sneuhauser@egsllp.com;
              jrubin@egsllp.com

If to any Holder, to: the address set forth below Holder’s name on the signature page to this Agreement with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn:     Stuart Neuhauser, Esq.;
              Jeffrey Rubin, Esq.
Facsimile No.: (212) 370-7889
Email:   sneuhauser@egsllp.com;
              jrubin@egsllp.com

(h)           Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Pubco and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i)             Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j)             Specific Performance. Holder acknowledges that Holder’s obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Pubco may not have an adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, Pubco shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which Pubco may be entitled under this Agreement, at law or in equity.

(k)            Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Pubco or the Purchaser or any of the obligations of Holder under any other agreement between Holder and Pubco or the Purchaser or any certificate or instrument executed by Holder in favor of Pubco or the Purchaser, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Pubco or the Purchaser or any of the obligations of Holder under this Agreement.

(l)             Further Assurances. From time to time, at a party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m)           Counterparts; Electronic Delivery.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Pubco:

SCANTECH AI SYSTEMS INC.

By:	/s/ Karl Brenza
Name: Karl Brenza
Title: President and Secretary

Purchaser:

MARS ACQUISITION CORP.

By:	/s/ Karl Brenza
Name: Karl Brenza
Title: CEO and CFO

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

By:	/s/ Dolan Falconer
Name: Dolan Falconer
Title: Manager
Name of Holder: ScanTech Security, LLC

By:	/s/ Steve Smith
Name: Steve Smith
Title: Managing Member
Name of Holder: Seaport Group SIBS, LLC

By:	/s/ John Redmond
Name: John Redmond
Title: Manager
Name of Holder: NACS, LLC

By:	/s/ Dolan Falconer
Name of Holder: Dolan Falconer

By: /s/ W. Ralph Basham
Name of Holder: W. Ralph Basham

By:	/s/ Michael McGarrity
Name of Holder: Michael McGarrity

By:	/s/ William F. Aldridge
Name of Holder: William F. Aldridge

By:	/s/ Robert E. Perez
Name of Holder: Robert E. Perez